UNITED STATED

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  [X] Filed by a Party Other Than the Registrant [ ]

Check the Appropriate Box:

[ ] Preliminary Proxy Statement

[ ] Confidential for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ] Definitive Proxy Statement

[X] Definitive Additional Materials

[ ] Soliciting Material Pursuant to sec. 240.14a-11(c) of sec. 240.14a-12

MFS GROWTH FUND

(Names of Registrants as Specified in their Charters)

(Name of Person(s) Filing Proxy Statement, if other than the Registrants)

Payment of Filing Fee (Check the Appropriate Box):

[X] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total Fee Paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount previously paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

PO Box 43131

Providence, RI 02940-3131

MFS® GROWTH FUND

A series of MFS® Series Trust II

111 Huntington Avenue, Boston, Massachusetts 02199

ACTION NEEDED

Dear MFS Growth Fund Shareholder:

Thank you for being a valued shareholder of the MFS Growth Fund, we are following up the proxy materials that you received for the fund and ask for your support and your vote. Your participation is extremely important.

The call to record your vote will only take a few moments of your time. You will not be asked for confidential information, and your call will be recorded for your protection. More information regarding the proxy is available on the MFS Growth Fund page at mfs.com.

Please contact us toll-free at 1 866-896-5886 as soon as possible. At the time of the call, please use the Reference Number listed above.

We are available between 10:00 a.m. and 11:00 p.m. EDT, Monday through Friday and 12:00 p.m. to 6:00 p.m. EDT on Saturday.

Thank you for your time and your continued confidence in MFS.

.

David L. DiLorenzo

President

MFS® Growth Fund